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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               SEPTEMBER 18, 2002

                         ALBANY MOLECULAR RESEARCH, INC.
               (Exact name of registrant as specified in charter)


         DELAWARE                       0-25323                 14-1742717
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission file number)      (IRS employer
    of incorporation)                                        identification no.)


                               21 CORPORATE CIRCLE
                                  PO BOX 15098
                           ALBANY, NEW YORK 12212-5098
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (518) 464-0279


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       ITEM 5. OTHER EVENTS

       On September 18, 2002 the Board of Directors of Albany Molecular Research, Inc. (the "Company") adopted a shareholder rights plan, as set forth in the Shareholder Rights Agreement, dated September 18, 2002, between the Company and Mellon Investor Services LLC as Rights Agent (the "Rights Agreement"). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached hereto as an exhibit and is incorporated herein by reference.

       Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock of the Company (the "Common Stock") to shareholders of record as of the close of business on September 19, 2002 (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandth of a share (a "Unit") of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") at a cash exercise price of $140.00 per Unit (the "Exercise Price"), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

       Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the "Stock Acquisition Date"), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the "Distribution Date").

       Notwithstanding the foregoing, with respect to any person who beneficially owns (for purposes of the Rights Agreement) 15% or more of the outstanding shares of Common Stock as of September 19, 2002 (such person being referred to in the Rights Agreement as a "Grandfathered Person"), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Common Stock representing an additional 1/2% of the outstanding shares of Common Stock.

       In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise that number of Units of Preferred Stock of the Company having a market value of two times the

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exercise price of the Right (such right being referred to as the "Subscription
Right"). In the event that, at any time following the Stock Acquisition Date,
(i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company's assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right being referred to as the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

       The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

       The Rights Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person. After such time the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). In addition, the Board of Directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) 10%.

       Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

       The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 19, 2012 (the "Expiration Date"), unless previously redeemed or exchanged by the Company as described below.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      Exhibit 3.1 -  Certificate of Designations, Preferences and Rights of a
                     Series of Preferred Stock of Albany Molecular Research, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock, filed as an exhibit to the Company's Registration Statement on Form 8-A on September 20, 2002.

      Exhibit 4.1 -  Shareholder Rights Agreement, dated as of September 18,
                     2002 between Albany Molecular Research, Inc. and Mellon Investor Services LLC, as Rights Agent, filed as an exhibit to the Company's Registration Statement on Form 8-A on September 20, 2002.

      Exhibit 99.1 - Press Release issued by Albany Molecular Research, Inc.
                     dated September 19, 2002.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ALBANY MOLECULAR RESEARCH, INC.



Date: September 19,  2002                By: /s/ THOMAS E. D'AMBRA
                                            ------------------------------------
                                            Name:  Thomas E. D'Ambra
                                            Title: Chairman and
                                                   Chief Executive Officer


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                                  EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION
----------       -----------

   3.1 Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Albany Molecular Research, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock, filed as an exhibit to the Company's Registration Statement on Form 8-A on September 20, 2002.

   4.1 Shareholder Rights Agreement, dated as of September 18, 2002, between Albany Molecular Research, Inc. and Mellon Investor Services LLC, as Rights Agent, filed as an exhibit to the Company's Registration Statement on Form 8-A on September 20, 2002.

  99.1 Press Release issued by Albany Molecular Research, Inc. dated September 19, 2002.


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